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                               EXHIBIT 23(b)



                CONSENT OF INDEPENDENT PUBLIC AUDITORS




          We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 1997, of our audits of the consolidated financial statements of Dakota Cooperative Telecommunications, Inc. and subsidiaries as of December 31, 1996 and 1995 and for the years then ended, which report is included in Appendix G of the Prospectus and Ballot/Proxy Statement filed as part of the Registration Statement (No. 333-22025) dated June 13, 1997.


                              /S/OLSEN THIELEN & CO., LTD.

                              OLSEN THIELEN & CO., LTD.

St. Paul, Minnesota
December 30, 1997